UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2022

BLINK CHARGING CO.
(Exact name of registrant as specified in its charter)

Nevada	001-38392	03-0608147
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

605 Lincoln Road, 5th Floor Miami Beach, Florida	33139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 521-0200

N/A
(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	BLNK	The Nasdaq Stock Market LLC
Common Stock Purchase Warrants	BLNKW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CURRENT REPORT ON FORM 8-K

Blink Charging Co.

July 29, 2022

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

A. Election of Mahi Reddy as Director

On July 29, 2022, Mahidhar (Mahi) Reddy was elected to our Board of Directors.

Mahi Reddy, age 62, is the Chief Executive Officer of SemaConnect, LLC, a Blink Charging company, our wholly owned subsidiary (“SemaConnect”), which we formed in connection with our recent acquisition of SemaConnect, Inc., as previously disclosed in our Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on June 14, 2022. Mr. Reddy founded SemaConnect, Inc. in October 2007 and served as a director and its Chief Executive Officer until the closing of our acquisition of the company. Mr. Reddy co-founded CBay Systems Ltd., a healthcare business process outsourcing company, and served as its Chief Operating Officer and President from August 1998 to September 2008. Mr. Reddy received a B.A. degree from St. Joseph’s College in Bangalore, India.

Mr. Reddy’s expertise in information technology gained through his long tenure as a founder and senior executive in the EV industry and his extensive experience with embedded systems and server side IT make him well qualified to be a member of our Board of Directors. As a result of this expertise and experience, Mr. Reddy is well qualified to advise on our growth strategies and EV products and services.

In connection with the SemaConnect acquisition, Mr. Reddy entered into an employment offer letter (the “Offer Letter”) with our SemaConnect subsidiary setting forth the terms of his employment and compensation. Mr. Reddy’s term of employment with SemaConnect is for one year, and we have the right to either (i) renew his term of employment with SemaConnect for an additional one-year term or (ii) offer him a new position as a service provider on terms to be negotiated at such time. In accordance with the Offer Letter, Mr. Reddy receives a base salary of $31,250 per month ($375,000 annually) and is eligible to receive an annual bonus in an amount of up to 50% of his base salary, to be paid based on achieving Key Performance Indicators (“KPIs”) to be established by SemaConnect in collaboration with Mr. Reddy.

Mr. Reddy is also entitled to receive equity awards in the form of restricted common stock of our company (“RCSs”) with an aggregate annual value of up to 50% of his base salary, subject to adjustment from time to time, under our 2018 Incentive Compensation Plan (the “Plan”). The RCSs would vest in equal one-third increments on each anniversary of the date of grant, provided that Mr. Reddy (i) is employed by SemaConnect on each such date and (ii) satisfies the KPIs and other performance criteria established by the Plan.

Additionally, Mr. Reddy is entitled to certain severance benefits upon the occurrence of one of the following events: (i) we do not elect to renew Mr. Reddy’s employment with SemaConnect or offer him a position as a service provider (a “Non-renewal Trigger Event”) or (ii) SemaConnect terminates Mr. Reddy’s employment without cause (a “Termination Trigger Event”). Upon a Non-renewal Trigger Event, Mr. Reddy is entitled to three months of his base salary. Upon a Termination Trigger Event, Mr. Reddy is entitled to his base salary for an additional number of months equal to the number of months he was employed with SemaConnect, not to exceed 12 months.

The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Offer Letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Mr. Reddy will not receive any compensation for serving as an “inside” member of our Board of Directors. There are no family relationships between Mr. Reddy and any of our executive officers or other directors.

Our Board of Directors has determined that Mr. Reddy does not qualify as “independent,” as independence is defined in the listing rules for the Nasdaq Stock Market.

With the addition of Mr. Reddy, our Board of Directors currently consists of seven members.

B. Approval of Transaction Incentive Program

On July 29, 2022, Michael D. Farkas, our Chairman and Chief Executive Officer, and other senior executives of the company who are responsible for the acquisition and integration of SemaConnect, at the discretion of Mr. Farkas, were granted one-time performance-based restricted stock awards under our company’s 2018 Incentive Compensation Plan. A total number of 590,458 shares of our common stock, with a market value on the grant date of $12.5 million, was awarded to the executives. The agreements provide that Messrs. Farkas, Brendan S. Jones, our President, Michael P. Rama, our Chief Financial Officer, Aviv Hillo, our General Counsel, and Harjinder Bhade, our Chief Technology Officer, will each receive 472,367, 47,237, 23,618, 23,618 and 23,618 shares of our common stock, respectively.

The awards of performance-based restricted stock are intended to provide an appropriate incentive structure for the executive management team of our company to integrate and commercialize the SemaConnect acquisition given the transformational nature of the acquisition in a way that is aligned with stockholder interests. The awards of these performance-based restricted stock become vested based on a series of six performance hurdles that must be achieved before the third anniversary of the grants, as described in greater detail below.

In addition to the closing of the SemaConnect acquisition with certain cost savings as the initial 20% vesting event, the vesting of the remaining 80% of the restricted stock is generally determined based on the (i) integration of SemaConnect’s hardware and software platforms, (ii) integration of its business processes, (iii) integration of its human capital processes, (iv) delivery and execution of a product rationalization roadmap and new production-ready units for UL certification, and (v) our common stock’s closing price reaching on average for a period of ten consecutive trading days a price of $23.78, which is 50% over the price paid by us to SemaConnect shareholders in the acquisition, in each case without regard to the order of achieving the foregoing hurdles. The Board has discretion to determine when each performance hurdle has been achieved and to accelerate awards pursuant to the program.

In the event a recipient is terminated without cause by us or terminates for good reason, the recipient’s unvested restricted stock will continue to be eligible to vest pursuant to the terms of the agreement until the end of the performance period. Any restricted stock that is not vested as of the date on which the recipient’s employment with our company terminates for cause or without good reason will be forfeited immediately upon such termination. Any restricted stock that remains unvested after the third anniversary of the grants will be forfeited as of that date.

The Compensation Committee of our Board of Directors engaged Korn Ferry, an internationally-recognized compensation consulting firm, to provide advice related to the design of the restricted stock awards to Mr. Farkas and other senior executives of our company. The principal purpose for this engagement was to ensure that the terms of the restricted stock awards to these executives created incentive structures aligned with stockholder interests and were consistent with current market practices.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The exhibits listed in the following Exhibit Index are filed as part of this current report.

Exhibit No.	Description
10.1	Employment Offer Letter, dated as of June 15, 2022, between SemaConnect, LLC, a Blink Charging company, and Mahi Reddy (incorporated by reference to Exhibit 10.2 of the Current Report on Form 8-K of Blink Charging Co., filed with the SEC on June 21, 2022).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLINK CHARGING CO.

Dated: August 2, 2022	By:	/s/ Michael D. Farkas
	Name:	Michael D. Farkas
	Title:	Chairman and Chief Executive Officer